Exhibit 10.11

AMENDMENT AGREEMENT

dated as of February 26, 2020

Between BANK OF AMERICA, N.A. and NUVASIVE, INC.

THIS AMENDMENT AGREEMENT (“Amendment Agreement”) with respect to the Warrant Confirmations (as defined below) is made as of February 26, 2020 between NuVasive, Inc. (“Issuer”) and Bank of America, N.A. (“Dealer”).

WHEREAS, (i) Dealer and Issuer entered into a letter agreement dated as of March 10, 2016, confirming the terms of a base issuer warrant transaction (as amended, modified, terminated or unwound from time to time, the “Base Warrant Confirmation”), and (ii) Dealer and Issuer entered into a letter agreement dated as of March 11, 2016, confirming the terms of an additional issuer warrant transaction (as amended, modified, terminated or unwound from time to time, the “Additional Warrant Confirmation” and, together with the Base Warrant Confirmation, the “Warrant Confirmations”); and

WHEREAS, Issuer has requested to amend certain terms of the Warrant Confirmations as described herein;

NOW, THEREFORE, in consideration of their mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:

1. Defined Terms. Any capitalized term not otherwise defined herein shall have the meaning set forth for such term in the Warrant Confirmations.

2. Amendments. The parties hereby agree that the Warrant Confirmations are amended as follows by:

(a) replacing the phrase “in excess of 11,032,428 Shares” in the first sentence of Section 8(f) of the Base Warrant Confirmation with the phrase “in excess of 4,780,718 Shares”;

(b) replacing the phrase “in excess of 2,005,896 Shares” in the first sentence of Section 8(f) of the Additional Warrant Confirmation with the phrase “in excess of 869,221 Shares”; and

(c) inserting as a new Section 8(v) the text set forth in Annex A hereto.

3. Representations and Warranties of Issuer. Issuer represents and warrants to Dealer on the date hereof that:

(a) excluding the representations and warranties of Issuer set forth in Section 7(a)(iii), Section 7(a)(viii), Section 7(a)(ix), Section 7(a)(x) and Section 7(a)(xi) of the Base Warrant Confirmation, each of the representations and warranties of Issuer set forth in Section 7(a) of the Base Warrant Confirmation, as if references therein to “Transaction” or “Confirmation” were each replaced with “Amendment Agreement”, are true and correct as of the date hereof;

(b) Issuer is not on the date hereof engaged in a distribution, as such term is used in Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of any securities of Issuer, other than a distribution meeting the requirements of the exception set forth in Rules 101(b)(10) and 102(b)(7) of Regulation M, and shall not engage in any such distribution prior to the second Scheduled Trading Day following the date hereof;

(c) Issuer is not entering into this Amendment Agreement (i) on the basis of, and it is not aware of, any material non-public information with respect to itself or the Shares (ii) in anticipation of, in connection with, or to facilitate, a distribution of its securities, a self-tender offer or a third-party tender offer or (iii) to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares) in violation of the Exchange Act; and

(d) Issuer (A) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (B) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (C) has total assets of at least $50 million.

4. Continuing Effect. Except as expressly set forth in Section 2 above, all of the terms and provisions set forth in each Warrant Confirmation shall remain and continue in full force and effect and are hereby confirmed in all respects.

5. Governing Law; Exclusive Jurisdiction; Waiver of Jury Trial. This Amendment Agreement and all matters arising in connection with this Amendment Agreement shall be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine). Section 8(q) of the Base Warrant Confirmation shall apply to this Amendment Agreement mutatis mutandis.

6. Counterparts. This Amendment Agreement (and any amendment, modification and waiver in respect of it) may be executed and delivered in counterparts, each of which will be deemed an original.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed as of the date first written above.

Yours sincerely,

BANK OF AMERICA, N.A.

By:	/s/ Chris Hutmaker
Authorized Signatory

Agreed and Accepted By:

NUVASIVE, INC.

By:	/s/ Matthew K. Harbaugh
	Name:	Matthew K. Harbaugh
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Amendment Agreement]

Annex A

“(v) U.S. Resolution Stay Protocol. The parties acknowledge and agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a Protocol Covered Agreement, the Bank of America, N.A. entity that is a party to the Agreement, the “Dealer Entity”, shall be deemed a Regulated Entity and the other entity that is a party to the Agreement (“Counterparty”) shall be deemed an Adhering Party; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a Covered Agreement, Dealer Entity shall be deemed a Covered Entity and Counterparty shall be deemed a Counterparty Entity; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. GSIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a “Covered Agreement,” Dealer Entity shall be deemed a “Covered Entity” and Counterparty shall be deemed a “Counterparty Entity.” In the event that, after the date of the Agreement, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between the Agreement and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “the Agreement” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to Dealer Entity replaced by references to the covered affiliate support provider. “QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and- transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.”

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